Exhibit 99.1

For more information, contact:
Chris Sternberg
Sr. Vice President, Corporate Communications
502-261-4934

FOR IMMEDIATE RELEASE

PAPA JOHN’S ANNOUNCES RESIGNATION OF DOMESTIC
OPERATIONS SENIOR VICE PRESIDENT MIKE CORTINO

Louisville, KY (January 29, 2007) — Papa John’s International, Inc. (Nasdaq: PZZA) today announced that Mike Cortino, senior vice president, domestic operations, has resigned from the company to pursue other interests. Bill Van Epps, Papa John’s president, USA, will assume Cortino’s responsibilities while the company seeks a replacement for the position.

“We thank Mike for his seven years of service to the company and wish him the best in his future endeavors,” said Papa John’s president and chief executive officer, Nigel Travis.

At December 31, 2006, there were 3,015 Papa John’s restaurants (588 company-owned and 2,427 franchised) operating in 49 states and 29 international markets. For more information about the company, visit Papa John’s at www.papajohns.com.

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